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                                                                    EXHIBIT 32.1

                    CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                     AND CHIEF FINANCIAL OFFICER PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Somanetics Corporation (the "Company") on Form 10-Q for the quarter ended August 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Periodic Report"), we, Bruce J. Barrett, President and Chief Executive Officer of the Company, and William M. Iacona, Vice President, Finance, Controller, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1.       the Periodic Report fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  October 7, 2004                 /s/ Bruce J. Barrett
                                        -------------------------------
                                        Bruce J. Barrett, President
                                        and Chief Executive Officer

Dated:  October 7, 2004                 /s/ William M. Iacona
                                        -------------------------------
                                        William M. Iacona, Vice President,
                                        Finance,Controller, Treasurer
                                        and Chief Financial Officer